EXHIBIT 10(a)









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                                      IFF

INTERNATIONAL FLAVORS & FRAGRANCES INC.
                                            521 WEST 57th STREET, NEW YORK, N.Y.
                                                            10019 (212) 765-5500
================================================================================
CREATORS AND MANUFACTURERS OF FLAVORS, FRAGRANCES AND AROMA CHEMICALS
                                                             FAX: (212) 708-7132






                                                            July 2, 1998

Mr. Brian D. Chadbourne
1 West 72 Street, Apt. 12
New York, New York 10023

Dear Brian:

     As we have discussed, you and International Flavors & Fragrances Inc. ("IFF" or the "Company") have agreed that it would be in your best interests, and those of the Company, for your employment with IFF to terminate and for you to pursue other business opportunities. This letter (this "Agreement") will set forth the terms of our agreement in connection with your separation from IFF.

     1. Your employment with IFF terminated on June 1, 1998 (the "Termination Date"). In that connection, please execute the letter of resignation as a Senior Vice-President and a Director of IFF attached to this letter as Exhibit A. You also agree to execute such other resignations as an officer, director and/or trustee of IFF subsidiaries or of IFF benefit plans as may be requested of you. From and after the Termination Date, you will continue to receive "Salary Continuation Payments" of $39,583.33 per month, your IFF salary at the date of your termination, through and including the earlier of (a) November 30, 1999 or (b) the date on which you commence "Employment," as defined in
          Section 3 of this Agreement, with a business that is "competitive," as defined in Section 10, with IFF (the period during which you receive Salary Continuation Payments is hereinafter referred to as the "Severance Period"). Salary Continuation Payments will be made semi-monthly at the same times as compensation is paid to exempt employees


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                                                         MR. BRIAN D. CHADBOURNE
                                                                    JULY 2, 1998
                                                               PAGE 2 OF 7 PAGES


          of IFF. Salary Continuation Payments for the month of June 1998 will be paid to you together with the Salary Continuation Payment due on or about July 31, 1998.

     2. Within thirty (30) days after the date of your execution of this Agreement and Exhibits A and C, IFF will pay you a sum representing four (4) weeks' vacation pay in respect of 1998 ("Vacation Pay"). You understand and agree that you will not be entitled to any other vacation pay in respect of your employment with the Company.

     3. Within thirty (30) days after the date of your execution of this Agreement and Exhibits A and C, ownership of the IFF-provided automobile presently in your possession (the "Company Car") will be transferred to you. If you are required to recognize any compensation resulting from the transfer, that compensation will be included in your Form W-2 in respect of 1998.

     4. Except as provided in the next sentence, you agree that the Salary Continuation Payments, Vacation Pay and transfer to you of the Company Car will be in lieu of all other monetary compensation to which you may be otherwise entitled in respect of your employment, including but not limited to any incentive compensation in respect of 1998, whether under the Management Incentive Compensation Plan or otherwise. You will be contacted by the IFF Compensation and Benefits Department with respect to the disposition of your Retirement Investment Fund Plan (including supplemental plan) accounts.

     5. In accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), you and your eligible dependents will have the opportunity to continue medical and dental coverage under the IFF Group Health Plan. Although normally employees desiring such post-employment coverage would have to pay a monthly premium for it from the outset, for you IFF will waive the monthly premiums for the shorter of the Severance Period or until the end of the month in which you commence new "Employment," as hereinafter defined. Such period is hereinafter

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                                                         MR. BRIAN D. CHADBOURNE
                                                                    JULY 2, 1998
                                                               PAGE 3 OF 7 PAGES

          referred to as the "Supplemental Benefits Period." For the purpose of this Agreement, "Employment" will mean your substantially full-time participation for monetary compensation as an officer, director, employee, partner, principal, consultant or individual proprietor in any entity or business. After the expiration of the Supplemental Benefits Period, you will be able to continue the coverage for up to a period (including the Supplemental Benefits Period) aggregating eighteen (18) months after the Termination Date by paying the applicable monthly premiums.

     6. The life insurance coverage (including any coverage under the IFF Executive Death Benefit Plan) with which you have been provided as an active IFF employee will continue until the expiration of the Supplemental Benefits Period. You will have the right to convert the basic portion of such group life insurance into individual coverage without the need for a medical history or examination by contacting a Prudential agent of your choice within thirty-one (31) days after the expiration of the Supplemental Benefits Period. You will be contacted by Metropolitan Life Insurance Company with respect to conversion of the Executive Death Benefit Plan portion of such life insurance coverage. Upon any conversion of either or both portions of such life insurance coverage, you will be solely responsible for all premiums.

     7. During the Supplemental Benefits Period, IFF will provide you, at no cost to you, with outplacement assistance to help you find a new position. The nature of such outplacement assistance will be determined by the Company in its sole discretion. You agree to provide reasonable assistance to IFF, at such reasonable times as it may be requested, in connection with the transition of your responsibilities as Senior Vice-President and President, IFF Fragrances, to those on whom such responsibilities may devolve.

     8. In the event of your death during the Severance Period, the Salary Continuation Payments and COBRA coverage (including payment of premiums by

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                                                         MR. BRIAN D. CHADBOURNE
                                                                    JULY 2, 1998
                                                               PAGE 4 OF 7 PAGES


          IFF) will continue for the remainder of the Severance Period. Salary Continuation Payments will paid to your legal representative.

     9. You agree and acknowledge that, as of the Termination Date, the Executive Severance Agreement dated December 10, 1996 between you and IFF will terminate.

     10. As part of the consideration for the benefits accruing to you under this Agreement, you agree that, until the expiration of the Severance Period, you will not, directly or indirectly, (a) accept Employment, or become an investor with a beneficial interest of more than one percent (1%) of the outstanding stock or other equity of, or (b) make loans or advances of more than one percent (1%) of the outstanding stock or other equity to, or (c) act as an advisor (whether as a consultant or otherwise) to, any person, firm, partnership, corporation or other business, domestic or foreign, who or which competes, directly or indirectly, with IFF. For purposes of this
          Section 10, a business will be deemed "competitive" if its operations are in the flavor, fragrance or aroma chemicals business or if its operations adversely affect (i) the availability or price to IFF of any commodity of the kind purchased, acquired or used by IFF, or (ii) the demand of others for products made or sold by IFF or the price of such products, in either case in any locality in which such availability or demand will exist.

     11. You agree that until November 30, 1999, you will neither solicit for employment by nor hire any IFF employee for, and you will not, either directly or indirectly, encourage or advise any IFF employee to leave the employ of IFF and/or accept any position with, any business, whether or not competitive with IFF and whether or not you are engaging or intend to engage in such business. For the purpose of this
          Section 11, an "IFF employee" is any person who at the relevant time either is an active employee of IFF or within the preceding twelve
          (12) months, whether or not an active employee, has been paid any compensation, whether as salary, consulting fee

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                                                         MR. BRIAN D. CHADBOURNE
                                                                    JULY 2, 1998
                                                               PAGE 5 OF 7 PAGES


          or severance or salary continuation, by IFF (for the purpose of this Section 11 pension or other retirement benefits will not be considered compensation).

     12. Under your Security Agreement with IFF, a copy of which is attached to this Agreement as Exhibit B, and under applicable trade secret law, you are obliged to keep in confidence all IFF proprietary and confidential information, including that described above, and not to divulge it to others or to use it for your own purposes or in the service of any new employer. Both under your Security Agreement and under applicable law, this obligation continues not only while you are employed by IFF, but after cessation of that employment. In that connection, you acknowledge that during your IFF service, you have acquired proprietary and confidential knowledge and information of IFF, including, but not limited to, business, technical, human resources and legal strategies, and the identity of IFF customers and suppliers and the quantities of products ordered by or from and the prices paid by or to those customers and suppliers. In addition, you have also acquired similar confidential knowledge and information belonging to IFF's customers and provided to IFF in confidence under written and oral secrecy agreements. You agree to abide by the terms and conditions of the Security Agreement both during the Severance Period and thereafter, but such obligations will in no way be construed as a continuation of your IFF employment, which terminated on the Termination Date.

     13. Upon your leaving the employ of IFF you are also required to deliver to IFF all notes, memoranda, records, files or other papers, including all copies thereof, in your custody or control and relating to any IFF proprietary and confidential knowledge or information, or any such information of IFF customers or suppliers (collectively, "IFF Documents"). You hereby acknowledge that you have delivered all to IFF all IFF Documents.

     14.  You and IFF agree:

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                                                         MR. BRIAN D. CHADBOURNE
                                                                    JULY 2, 1998
                                                               PAGE 6 OF 7 PAGES


          (a) At no time will you in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, (i) that would cause any director, officer, employee or representative of IFF, or any third party, including but not limited to suppliers, customers and competitors of IFF, to lower his, her or its perception about the integrity, public or private image, professional competence, or quality of products or service, of IFF or of any officer, director, employee or other representative of IFF, or (ii) that might suggest, directly or indirectly, or cause any such person or entity to conclude that the termination of your employment with, and/or your resignation as a director of, IFF was the result of any disagreement with IFF on any matter relating to the Company's operations, policies or practices. If IFF is asked by a prospective employer for a reference with respect to a new position for which you are being considered, without your prior written consent the Company will do no more than confirm your dates of employment and your salary history. You hereby acknowledge that your breach of any of Sections 7, 10, 11, 12, 13 or 14 will entitle the Company (i) immediately to terminate any payment or other benefit then being made or provided to you or otherwise due to you under this letter agreement (except for any amounts then due to you in respect of your RIFP accounts) and (ii) to injunctive relief.

          (b) At no time will any director, officer, employee or other representative of IFF in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, that would cause any other director, officer, employee or representative of IFF, or any third party, including but not limited to suppliers, customers and competitors of IFF, to lower his, her or its perception about your integrity, public or private image or professional competence.

     15. Please sign and return the Release attached to this Agreement as Exhibit C. This Agreement will take effect only upon your execution of this Agreement and Exhibits A and C.

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                                                         MR. BRIAN D. CHADBOURNE
                                                                    JULY 2, 1998
                                                               PAGE 7 OF 7 PAGES


     16. This Agreement will be governed by and interpreted in accordance with New York law.

     Please sign and date both copies of this letter in the space provided below and return one fully executed copy, together with the executed letter of resignation and the Release. The other copy is for your records.

     Brian, we appreciate your service to IFF and wish you the best for the future.



                                   Sincerely yours,

                                   INTERNATIONAL FLAVORS & FRAGRANCES INC.


                                   By:  /s/ EUGENE P. GRISANTI
                                      -------------------------------------
                                           Eugene P. Grisanti
                                           Chairman and President


AGREED AND ACCEPTED:


/s/ BRIAN D. CHADBOURNE
------------------------------
Brian D. Chadbourne
July 7, 1998


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                                                                    EXHIBIT A




                                              As of June 1, 1998


Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


Dear Mr. Block:

     I hereby resign as Senior Vice-President and President, Fragrance Division, and as a member of the Board of Directors of International Flavors & Fragrances Inc.


                                         /s/  BRIAN D. CHADBOURNE
                                         ---------------------------------------
                                              Brian D. Chadbourne

                             IFF SECURITY AGREEMENT

                     International Flavors & Fragrances Inc.

                    521 West 57th St., New York, N.Y. 10019


     In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

     1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (i) with respect to formulae, secret processes, plans, devices, products, computer programs and other intangible property, know-how and other data belonging or relating to IFF or belonging to a customer or supplier of IFF, or (ii) with respect to the identity of customers of IFF, and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF or its customer or supplier, and I shall treat it as set forth below.

     2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

     3. Upon termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, formulae, records, files or other papers, tapes, discs or programs, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

     4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes, formulae or programs on which I have worked or to which I have had access while in the employ of IFF.

     5. Any invention, formula, process, product, program, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title and interest in and to all such inventions, formulae, processes, products, programs, ideas, discoveries and improvements, and patent applications and patents thereon.

     6. I understand and agree that IFF has no interest in and will not accept divulgence to it of any confidential knowledge or information which is the property of any previous employer or other third party. Notwithstanding any other paragraph of this agreement, I shall not communicate any such confidential knowledge or information to IFF nor use the same during the course of my employment.



             7-23-96                             /s/ BRIAN D. CHADBOURNE
-----------------------------------         ------------------------------------
             (date)                                    (signature)


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                                                                   EXHIBIT C

                                    RELEASE
                                    -------

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Brian D. Chadbourne, 1 West 72 Street, Apt. 12, New York, New York 10023 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business located at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in an Agreement dated July 2, 1998, a copy of which is annexed hereto as Annex A, DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc. and all of its subsidiaries and affiliates and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee agrees never to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which


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Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emmotional distress, or any other tort, and any other claims relating to or arising out of Employee's employment with IFF Inc. or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date:
(1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sec.Sec.2000e et seq. (race, color, religion, sex and national origin discrimination); (2) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. Sec.1981 (race discrimination;
(3) the Age Discrimination in Employment Act, 29 U.S.C. Sec.Sec.621-634 (age discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C. Sec.206 (equal pay);
(5) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. Sec.Sec.701 et seq. (handicap discrimination); (8) the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sec.Sec.1001 et seq. (retirement matters); and (9) any applicable New York, New Jersey or Connecticut state or local law relating to employment termination that may be discriminatory or otherwise in contravention of public policy.

     Employee hereby represents that he has not filed any complaints, charges, or lawsuits against any Releasee with any governmental agency or any court; that he will not file


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


or pursue any at any time hereafter; and that if any such agency or court assumes jurisdiction of any complaint, charge or lawsuit against any Releasee on behalf of Employee, he will request such agency or court to withdraw from the matter. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under Annex A or under any employment or retiree benefit plan or program of IFF Inc.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to and should consult with an attorney before signing this Release. Employee understands that whether or not to do so is Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice or revocation to Vice-President, Human Resources, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by such Vice-President, Human Resources, not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Letter Agreement described in Annex A shall be null and void.

     Employee understands and acknowledges that IFF Inc. has not made any promises or representations to Employee other than those in Annex A.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT.

     [PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.]

     Executed at New York, New York, on July 8th, 1998





                                                /s/  BRIAN D. CHADBOURNE
                                             -----------------------------------
                                                     Brian D. Chadbourne



STATE OF NEW YORK    )
COUNTY OF NEW YORK   )ss:

Subscribed and sworn to before
me this 8 day of July, 1998
by the said Brian D. Chadbourne
known to me.

            /s/    HARRY MILLER
        ----------------------------------
                   Notary Public


          HARRY MILLER
Notary Public, State of New York
       No. 01MI7943773
  Qualified in New York County
Commission Expires March 30, 2000


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